UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2007
Nissan Auto Receivables Corporation II
(Depositor)
Nissan Auto Receivables 2007-A Owner Trust
(Issuing Entity)

(Exact name of Registrant as Specified in its Charter)

Delaware	333-132133-02	51-6586229

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

BELLSOUTH TOWER 333 COMMERCE STREET NASHVILLE, TENNESSEE		37201-1800

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (615) 725-1121
None

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01. Other Events.
     The Registrant is filing the exhibit listed in Item 9.01(d) below in connection with the issuance of the Class A-1 5.32080% Auto Receivables Asset Backed Notes, Class A-2 5.220% Asset Backed Notes, Class A-3 5.100% Auto Receivables Asset Backed Notes, and Class A-4 Floating Rate Auto Receivables Asset Backed Notes (the “Notes”) by Nissan Auto Receivables 2007-A Owner Trust (the “Trust”), described in the Final Prospectus Supplement dated February 22, 2007. The Notes were registered pursuant to the Securities Act of 1933, as amended, under a Registration Statement on Form S-3 (Commission File No. 333-132133).
Item 9.01. Financial Statements and Exhibits.
(a)    Not applicable.
(b)    Not applicable.
(c)    Not applicable.
(d)    Exhibits.

Exhibit
No.	Document Description

10.1	ISDA Master Agreement, dated as of February 22, 2007 between the Trust and HSBC Bank USA, National Association (the “Swap Counterparty”), Schedule to the ISDA Master Agreement, dated as of February 22, 2007 between the Trust and the Swap Counterparty, Credit Support Annex, dated as of February 22, 2007 between the Trust and the Swap Counterparty, and Class A-4 Swap Transaction Confirmation, dated as of February 22, 2007 between the Trust and the Swap Counterparty.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned thereunto duly authorized.

NISSAN AUTO RECEIVABLES 2007-A OWNER TRUST
By:	Nissan Auto Receivables Corporation II

	By:	/s/ Rakesh Kochhar
		Name:	Rakesh Kochhar
		Title:	Treasurer (Principal Financial Officer and Principal Accounting Officer)

Date: March 14, 2007

EXHIBIT INDEX

Exhibit
No.	Document Description

10.1	ISDA Master Agreement, dated as of February 22, 2007 between the Trust and HSBC Bank USA, National Association (the “Swap Counterparty”), Schedule to the ISDA Master Agreement, dated as of February 22, 2007 between the Trust and the Swap Counterparty, Credit Support Annex, dated as of February 22, 2007 between the Trust and the Swap Counterparty, and Class A-4 Swap Transaction Confirmation, dated as of February 22, 2007 between the Trust and the Swap Counterparty.